 Exhibit (17)(a)

Proxy Tabulator
PO Box 55046
Boston MA 02205-5046
Vote by Federal Express Mail
Complete, sign and date your proxy card and return it promptly in the enclosed prepaid Federal Express Envelope.

Vote by Fax
Complete, sign and date your proxy card and fax it to 781-633-4036. If you vote by fax, you do not have to return your proxy card.

INVESTMENT MANAGERS SERIES TRUST

SGA Global Growth Fund

SPECIAL MEETING OF SHAREHOLDERS

SEPTEMBER 27, 2013

SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints as proxies [insert names], and each of them (with power of substitution), to vote all the undersigned’s shares of the SGA Global Growth Fund (the “Fund”) at the Special Meeting of Shareholders to be held on September 27, 2013, at 2:00 p.m. Eastern Time at the offices of Sustainable Growth Advisers, LP, 301 Tresser Boulevard, Suite 1310, Stamford, CT 06901and any adjournments thereof (“Meeting”), with all the power the undersigned would have if personally present.

ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, THE PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

PLEASE SIGN AND RETURN PROMPTLY VIA FAX OR IN THE ENCLOSED FEDEX ENVELOPE. NO POSTAGE IS REQUIRED. Dated:____________________________

SIGNATURE(S) OF SHAREHOLDER(S) (Sign in the box)

PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH.

PLEASE REFER TO THE PROXY STATEMENT FOR ADDITIONAL INFORMATION REGARDING THE PROPOSAL.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE INVESTMENT MANAGERS SERIES TRUST (“TRUSTEES”). THE TRUSTEES RECOMMEND A VOTE FOR APPROVAL OF THE PROPOSAL.

Remember to sign and date the form on the reverse side.

Please mark your choice like this X in blue or black ink.

The Board of Trustees recommends a vote FOR the Proposal.

Approval of the Agreement and Plan of Reorganization and Termination, which provides for the reorganization of the SGA Global Growth Fund into the American Beacon SGA Global Growth Fund.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

PLEASE SIGN ON REVERSE SIDE.